                                                                  EXHIBIT 4.03.2
                                                                  EXECUTION COPY




                                AMENDMENT NO. 2


                 AMENDMENT NO. 2 dated as of May 10, 1993 among SWANK, INC., the undersigned banks and The Chase Manhattan Bank (National Association), as agent for such banks.

                 The parties hereto are all parties to a Credit Agreement (as heretofore modified, the "CREDIT AGREEMENT") dated as of December 22, 1992, and wish to amend the Credit Agreement in certain respects. Accordingly, the parties hereto agree to as follows:

                 Section 1. DEFINITIONS. Unless otherwise noted, capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed thereto in the Credit Agreement.

                 Section 2.  AMENDMENTS.  The definition of "Borrowing Base" in
Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

                 "BORROWING BASE" shall mean, as at any day of determination thereof, the sum of (i) 75% of the aggregate amount of Eligible Receivables at said date, PLUS (ii) the lesser of (w) 50% of the aggregate amount of Eligible Inventory at said date or (x) during the months of January through April in any year, $6,000,000, during the months of May through August in any year, $11,000,000, during the month of September in any year, $12,000,000, during the month of October in any year, $11,000,000 and during the months of November and December in any year, $0, PLUS (iii) as to any real estate, machinery or equipment of Swank as to which Swank shall have delivered to the Banks an appraisal (which appraisal shall be updated annually) in form and substance, and by an appraisal firm having a level of experience and reputation, satisfactory to the Majority Banks, during the following respective years the following respective percentages of (y) the appraised value of any machinery and equipment covered by such appraisal: during 1993, 50%; during 1994, 37.50%; and during 1995, 0%; and (z) the appraised value of any real estate covered by such appraisal: during 1993, 75%; during 1994, 56.25%; and during 1995, 0% (the value of all such machinery and equipment being agreed on the date hereof to be $2,100,000, the value of all such real estate being agreed on the date hereof to be $2,250,000 as to Attleboro, Massachusetts and $4,800,000 as to Norwalk, Connecticut) PLUS (iv) the cost of any machinery or equipment acquired by Swank since the date of delivery of the most recent appraisal required hereby, MINUS the appraised value of any machinery or equipment retired during such fiscal year or exchanged therefor, PROVIDED, that if the cost of such machinery or equipment acquired by Swank exceeds $1,000,000, Swank shall, at the request of the Majority Banks, deliver to the Banks an updated appraisal.

              Section 3. MISCELLANEOUS. Except as expressly amended hereby, the Credit Agreement shall remain unmodified and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date and year first above written.

                                     SWANK, INC.


                                     By    /s/ John Tulin
                                       ---------------------------
                                       Title:  Executive V.P.


                                     THE CHASE MANHATTAN BANK
                                       (NATIONAL ASSOCIATION)



                                     By     /s/ Elizabeth Feuerman
                                       ---------------------------
                                       Title:  Second V.P.


                                     FLEET NATIONAL BANK


                                     By     /s/ Robert T. P. Storer
                                       ----------------------------
                                       Title:  Vice President

                                             THE CHASE MANHATTAN BANK
                                               (NATIONAL ASSOCIATION),
                                               as Agent



                                             By    /s/ Elizabeth Feuerman
                                               --------------------------
                                                Title:  Second V.P.